Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Gas Natural Inc. on Form S-3 (File No. 333-175683) and Form S-8 (File No. 333-123341) of Gas Natural Inc. of our report dated April 4, 2011, relating to our audit of the December 31, 2010 consolidated financial statements, and the December 31, 2010 financial statement schedules, which appears in this Annual Report on Form 10-K of Gas Natural Inc. for the year ended December 31, 2011.

/s/ Hein & Associates LLP

Denver, Colorado

April 10, 2012